UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Southland Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1783910
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Kubota Drive Grapevine, Texas	76051
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for shares of common stock at an exercise price of $11.50 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Southland Holdings, Inc. (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 (the “Common Stock”), and its redeemable warrants, each whole warrant exercisable for shares of Common Stock at an exercise price of $11.50 per share (the “Warrants”), from the Nasdaq Stock Market LLC to the NYSE American LLC.

Item 1. Description of Securities to be Registered

A description of the Common Stock is set forth under the caption “Description of New Southland Capital Stock” in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (Registration No. 333-267393), which was declared effective on February 1, 2023, which description is incorporated herein by reference.

A description of the Warrants is set forth under the caption “Description of New Southland Capital Stock” in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (Registration No. 333-267393), which was declared effective on February 1, 2023, which description is incorporated herein by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 23, 2023		SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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